Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2006 RESULTS

Financial Highlights

•	Net new home orders of 501, down 40% from 834 in the third quarter of 2005

•	Backlog of homes sold but not closed at September 30, 2006 of 1,040, down 55% from 2,299 at September 30, 2005

•	Dollar backlog of homes sold but not closed at September 30, 2006 of $517,811,000, down 57% from $1,210,356,000 at September 30, 2005

•	Homes closed of 600, down 8% from 650 in the third quarter of 2005

•	Operating revenue from home sales of $303.7 million, down 15% from $358.8 million in the third quarter of 2005

•	Homebuilding gross margin of $62.5 million, down 30% from $89.7 million in the third quarter of 2005

•	Homebuilding gross margin percentage of 20.6%, down 440 basis points from 25.0% in the third quarter of 2005

•	Impairment loss on real estate assets of $14.0 million in the third quarter of 2006

•	Net income of $10.5 million, down 72% from $38.1 million in the third quarter of 2005

NEWPORT BEACH, CA—November 9, 2006—William Lyon Homes (the “Company”) today reported that net income for the third quarter ended September 30, 2006 decreased 72% to $10,502,000, as compared to net income of $38,083,000 for the comparable period a year ago. Consolidated operating revenue decreased 17% to $311,248,000 for the quarter ended September 30, 2006, as compared to $376,331,000 for the comparable period a year ago.

The Company reported that net income for the nine months ended September 30, 2006 decreased 35% to $67,097,000, as compared to net income of $102,676,000 for the comparable period a year ago. Consolidated operating revenue decreased slightly to $1,026,883,000 for the nine months ended September 30, 2006, as compared with $1,030,502,000 for the comparable period a year ago.

Operating revenue for the three months ended September 30, 2006 and 2005 included $7,540,000 and $17,580,000, respectively, from the sales of land resulting in gross profit of approximately $1,678,000 and $7,525,000, respectively. Operating revenue for the nine months ended September 30, 2006 and 2005 included $9,170,000 and $64,972,000, respectively, from the sales of land resulting in gross profit of approximately $540,000 and $31,080,000, respectively.

During the last half of the fourth quarter of 2005, the Company began to experience some slowing in new orders in many of its markets, increases in cancellation rates and increasing pricing pressures from several of its competitors who initiated aggressive incentive and discounting programs. This softening in the Company’s markets has continued into 2006.

The Company incurred an impairment loss on real estate assets of $14,025,000 for the third quarter of 2006. The impairment was primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to softening market conditions. Accordingly, the real estate assets were written-down to their estimated fair value. In addition, during the third quarter of 2006, costs of approximately $3,528,000 were incurred related to the abandonment and write-off of project pre-acquisition costs and land option deposits for certain of the Company’s potential projects.

Net new home orders for the three months ended September 30, 2006 decreased 40% to 501 homes, compared to 834 homes for the three months ended September 30, 2005. The average number of sales locations during the three months ended September 30, 2006 was 55, up 31% from 42 during the three months ended September 30, 2005. The Company’s number of new home orders per average sales location decreased to 9.1 for the three months ended September 30, 2006, as compared to 19.9 for the three months ended September 30, 2005. Net new home orders for the nine months ended September 30, 2006 were 1,698 homes, down 41% from

2,861 homes for the nine months ended September 30, 2005. The average number of sales locations during the nine months ended September 30, 2006 was 51, up 24% from 41 during the nine months ended September 30, 2005. The Company’s number of new home orders per average sales location decreased to 33.3 for the nine months ended September 30, 2006, as compared to 69.8 for the nine months ended September 30, 2005.

The Company’s cancellation rate for the three months ended September 30, 2006 was 39%, compared to 15% for the three months ended September 30, 2005. The Company’s cancellation rate for the nine months ended September 30, 2006 was 33%, compared to 13% for the nine months ended September 30, 2005.

The number of homes closed in the three months ended September 30, 2006 was 600 homes, down 8% from 650 homes closed in the three months ended September 30, 2005. The number of homes closed for the nine months ended September 30, 2006 was 1,949, up 13% from 1,728 homes closed in the nine months ended September 30, 2005.

At September 30, 2006, the backlog of homes sold but not closed totaled 1,040 homes, down 55% from 2,299 homes at September 30, 2005. At September 30, 2006, the dollar amount of backlog of homes sold but not closed totaled $517,811,000, down 57% from $1,210,356,000 at September 30, 2005, and down 9% from $566,589,000 at June 30, 2006.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

On May 18, 2006, General William Lyon, Chairman and Chief Executive Officer, announced the completion of his tender offer to purchase all of the outstanding shares of the common stock of the Company not already owned by him for $109.00 net per share in cash. The shares tendered in the offer, together with the shares already owned by General Lyon, The William Harwell Lyon 1987 Trust and The William Harwell Lyon Separate Property Trust, represented over 90% of the outstanding shares of the Company, which were sufficient to enable General Lyon to effect a short-form merger with the Company under Delaware law.

On July 26, 2006, General Lyon announced that on July 25, 2006, WLH Acquisition Corp., a corporation owned by General Lyon, The William Harwell Lyon 1987 Trust and The William Harwell Lyon Separate Property Trust, was merged with and into the Company, with the Company continuing as the surviving corporation of the merger. At the effective time of the merger, each outstanding share of the Company’s common stock (except for shares owned by WLH Acquisition Corp.) was cancelled and converted into the right to receive $109.00 per share in cash, without interest, which is the same consideration that was paid for shares of the Company in the tender offer by General Lyon.

Prior to the completion of the merger, General Lyon and the two trusts contributed all the shares of the Company owned by them, which constituted more than 90% of the outstanding shares, to WLH Acquisition Corp. WLH Acquisition Corp. was then merged with and into the Company pursuant to the short-form merger provisions of Delaware law. Prior to the merger, the Company had cancelled and retired 1,275,000 shares of its common stock which had been repurchased and were being held in the treasury. After the merger, the Company’s capital structure consists of common stock, par value $.01 per share, 3,000 shares authorized, and 1,000 shares outstanding. The Company will continue as a privately held company, wholly owned by General Lyon and the two trusts.

The Company will hold a conference call on Friday, November 10, 2006 at 10:00 a.m. Pacific Time to discuss the third quarter 2006 earnings results. The dial-in number is (866) 831-6291 (enter passcode number 57736672). Participants may call in beginning at 9:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 10, 2006 at 1:00 p.m. Pacific Time through midnight on December 1, 2006. The dial-in number for the replay is (888) 286-8010 (enter passcode number 66980577). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of single-family detached and attached homes in California, Arizona and Nevada and at September 30, 2006 had 54 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2006			2005
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	564	36	600	524	126	650

Home sales revenue	$290,349	$13,359	$303,708	$278,525	$80,226	$358,751
Cost of sales	(231,817)	(9,420)	(241,237)	(210,757)	(58,251)	(269,008)

Gross margin	$58,532	$3,939	$62,471	$67,768	$21,975	$89,743

Gross margin percentage	20.2%	29.5%	20.6%	24.3%	27.4%	25.0%

Number of homes closed
California	284	36	320	261	126	387
Arizona	144	—	144	140	—	140
Nevada	136	—	136	123	—	123

Total	564	36	600	524	126	650

Average sales price
California	$670,100	$371,100	$636,500	$726,300	$636,700	$697,200
Arizona	336,500	—	336,500	327,300	—	327,300
Nevada	379,200	—	379,200	350,700	—	350,700

Total	$514,800	$371,100	$506,200	$531,500	$636,700	$551,900

Number of net new home orders
California	317	54	371	403	120	523
Arizona	61	—	61	118	—	118
Nevada	69	—	69	193	—	193

Total	447	54	501	714	120	834

Average number of sales locations during period
California	31	6	37	22	7	29
Arizona	6	—	6	5	—	5
Nevada	12	—	12	8	—	8

Total	49	6	55	35	7	42

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2006			2005
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	508	88	596	1,102	408	1,510
Arizona	363	—	363	499	—	499
Nevada	81	—	81	290	—	290

Total	952	88	1,040	1,891	408	2,299

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$352,832	$37,453	$390,285	$720,999	$213,302	$934,301
Arizona	99,470	—	99,470	174,487	—	174,487
Nevada	28,056	—	28,056	101,568	—	101,568

Total	$480,358	$37,453	$517,811	$997,054	$213,302	$1,210,356

Lots controlled at end of period Owned lots
California	4,586	637	5,223	4,516	1,636	6,152
Arizona	4,189	2,567	6,756	3,657	367	4,024
Nevada	1,362	—	1,362	1,517	—	1,517

Total	10,137	3,204	13,341	9,690	2,003	11,693

Optioned lots (1)
California			3,171			3,296
Arizona			3,442			6,329
Nevada			1,983			2,044

Total			8,596			11,669

Total lots controlled
California			8,394			9,448
Arizona			10,198			10,353
Nevada			3,345			3,561

Total			21,937			23,362

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2006			2005
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	1,709	240	1,949	1,386	342	1,728

Home sales revenue	$909,774	$107,939	$1,017,713	$743,341	$222,189	$965,530
Cost of sales	(709,329)	(75,006)	(784,335)	(549,656)	(161,286)	(710,942)

Gross margin	$200,445	$32,933	$233,378	$193,685	$60,903	$254,588

Gross margin percentage	22.0%	30.5%	22.9%	26.1%	27.4%	26.4%

Number of homes closed
California	962	240	1,202	592	342	934
Arizona	376	—	376	437	—	437
Nevada	371	—	371	357	—	357

Total	1,709	240	1,949	1,386	342	1,728

Average sales price
California	$650,900	$449,700	$610,700	$807,100	$649,700	$749,500
Arizona	374,600	—	374,600	301,900	—	301,900
Nevada	384,900	—	384,900	374,200	—	374,200

Total	$532,300	$449,700	$522,200	$536,300	$649,700	$558,800

Number of net new home orders
California	847	220	1,067	1,337	505	1,842
Arizona	343	—	343	454	—	454
Nevada	288	—	288	565	—	565

Total	1,478	220	1,698	2,356	505	2,861

Average number of sales locations during period
California	27	6	33	19	8	27
Arizona	6	—	6	6	—	6
Nevada	12	—	12	8	—	8

Total	45	6	51	33	8	41

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating revenue
Home sales	$303,708	$358,751	$1,017,713	$965,530
Lots, land and other sales	7,540	17,580	9,170	64,972

	311,248	376,331	1,026,883	1,030,502

Operating costs
Cost of sales - homes	(241,237)	(269,008)	(784,335)	(710,942)
Cost of sales - lots, land and other	(5,862)	(10,055)	(8,630)	(33,892)
Impairment loss on real estate assets	(14,025)	—	(14,025)	—
Sales and marketing	(17,933)	(12,440)	(47,836)	(36,837)
General and administrative	(12,892)	(21,476)	(49,313)	(62,880)
Other	(803)	(574)	(2,290)	(1,782)

	(292,752)	(313,553)	(906,429)	(846,333)

Equity in income (loss) of unconsolidated joint ventures	(221)	4,672	3,398	4,513

Minority equity in income of consolidated entities	(1,340)	(5,073)	(12,878)	(17,032)

Operating income	16,935	62,377	110,974	171,650
Financial advisory expenses	(42)	—	(3,142)	(2,191)
Other income, net	874	570	3,035	253

Income before provision for income taxes	17,767	62,947	110,867	169,712
Provision for income taxes	(7,265)	(24,864)	(43,770)	(67,036)

Net income	$10,502	$38,083	$67,097	$102,676

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Cash and cash equivalents	$22,176	$52,369
Receivables	39,027	143,481
Real estate inventories	1,651,298	1,419,248
Investments in and advances to unconsolidated joint ventures	1,736	397
Property and equipment, less accumulated depreciation of $11,793 and $9,936 at September 30, 2006 and December 31, 2005, respectively	18,300	18,553
Deferred loan costs	11,022	12,323
Goodwill	5,896	5,896
Other assets	40,440	38,735

	$1,789,895	$1,691,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$62,567	$67,326
Accrued expenses	110,145	181,068
Notes payable	338,242	125,619
7 5/8 % Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,139	246,917
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	1,058,093	920,930

Minority interest in consolidated entities	117,700	227,178

Stockholders’ equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at September 30, 2006; 30,000,000 shares authorized; 8,652,067 shares issued and outstanding December 31, 2005; 1,275,000 shares issued and held in treasury at December 31, 2005	—	86
Additional paid-in capital	39,601	35,404
Retained earnings	574,501	507,404

	614,102	542,894

	$1,789,895	$1,691,002

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2006	2005	2006	2005
Net income	$10,502	$38,083	$155,052	$182,831
Net cash (used in) provided by operating activities	$(19,713)	$(138,181)	$143,987	$(28,108)
Interest incurred	$21,834	$19,612	$82,178	$67,020
Adjusted EBITDA (1)	$44,808	$73,857	$334,468	$357,350
Ratio of adjusted EBITDA to interest incurred			4.07x	5.33x

Balance Sheet Data

	September 30,
	2006		2005
Stockholders’ equity	$614,102		$453,094
Total debt	885,381		789,020

Total book capitalization	$1,499,483		$1,242,114

Ratio of debt to total book capitalization	59.0%		73.0%
Ratio of debt to total book capitalization (net of cash)	58.4%		71.7%
Ratio of debt to LTM Adjusted EBITDA	2.65	x	2.21	x
Ratio of debt to LTM Adjusted EBITDA (net of cash)	2.58	x	2.07	x

(1)

Adjusted EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes and (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company's ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2006	2005	2006	2005
Net income	$10,502	$38,083	$155,052	$182,831
Provision for income taxes	7,265	24,864	100,883	120,045
Interest expense:
Interest incurred	21,834	19,612	82,178	67,020
Interest capitalized	(21,834)	(19,612)	(82,178)	(67,020)
Amortization of capitalized interest in cost of sales	12,166	12,253	58,171	53,867
Non-cash impairment charges	14,025	—	18,625	—
Depreciation and amortization	629	556	2,389	2,099
Cash distributions of income from unconsolidated joint ventures	—	2,773	2,534	2,773
Equity in (income) loss of unconsolidated joint ventures	221	(4,672)	(3,186)	(4,265)

Adjusted EBITDA	$44,808	$73,857	$334,468	$357,350

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2006	2005	2006	2005
Net cash (used in) provided by operating activities	$(19,713)	$(138,181)	$143,987	$(28,108)
Interest expense:
Interest incurred	21,834	19,612	82,178	67,020
Interest capitalized	(21,834)	(19,612)	(82,178)	(67,020)
Amortization of capitalized interest in cost of sales	12,166	12,253	58,171	53,867
Income tax refunds credited to additional paid-in capital	—	—	(3,675)	—
Minority equity in income of consolidated entities	(1,340)	(5,073)	(33,417)	(41,923)
Net changes in operating assets and liabilities:
Receivables	(2,889)	1,311	3,288	7,592
Real estate inventories	39,318	203,732	36,971	273,753
Deferred loan costs	(631)	(248)	(1,997)	(346)
Other assets	906	3,103	11,045	12,396
Accounts payable	13,346	(12,022)	2,847	(7,787)
Accrued expenses	3,645	8,982	117,248	87,906

Adjusted EBITDA	$44,808	$73,857	$334,468	$357,350